SCHEDULE OF EXCEPTIONS

This constitutes the Schedule of Exceptions (the “Disclosure Schedule”) delivered by BPO Management Services, Inc., a Delaware corporation (the "Company" or “BPOMS”) pursuant to that certain SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") dated as of June 13, 2007 by and among the Company and each of the purchasers of shares of Series D Convertible Preferred Stock of the Company whose names are set forth on Exhibit A attached to such Agreement (individually, a "Purchaser" and collectively, the "Purchasers"). Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement.

Reference to “Sub” means BPOMS/HRO, Inc., a Delaware corporation (formerly BPO Management Services, Inc.), a wholly owned subsidiary of the Company.

No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

No reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule.

This Disclosure Schedule and the information and disclosures contained in this Disclosure Schedule are intended only to qualify and limit the representations and warranties of the Company contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representations or warranties.

Headings have been inserted on the sections in these Disclosure Schedules for convenience of referral only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in the Agreement. References to any document do not purport to be complete and are qualified in their entirety by the contents of such document itself. Information disclosed in one section hereof shall be deemed disclosed in response to such other sections as it may apply if application to such section is reasonably apparent.

Schedule 2.1(a)
ORGANIZATION, GOOD STANDING AND POWER

The Company and Sub are both qualified to do business in California.

Schedule 2.1(b)
AUTHORIZATION

No disclosure required.

Schedule 2.1(c)
CAPITALIZATION

1.	The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth below:

Convertible preferred stock A, par value $.01; authorized 1,608,612 shares; 1,605,598 shares issued and outstanding
Convertible preferred stock B, par value $.01; authorized 1,449,204 shares; 1,449,204 shares issued and outstanding
Non-convertible preferred stock C, par value $.01; authorized 21,738,000 shares; 916,667 shares issued and outstanding
Authorized and unissued preferred stock: 5,000,000 shares.
Common stock, par value $.01; authorized 150,000,000 shares; 8,619,400 shares issued and outstanding

2.
The following agreements reflect registration rights regarding common stock and preferred stock of the Company which was previously exchanged for common stock and preferred stock of Sub in connection with the merger transaction with netGuru, Inc., a Delaware corporation that closed on December 15, 2006:

a.
Registration Rights Agreement dated July 29, 2005 entered into among MR. BRIAN MEYER, MR. DONALD WEST, MR. RAY BELISLE, MRS. LYNN MEYER, MRS. SHARON WEST, WEST LTP TRUST, James Cortens, and Patrick Dolan and Sub with respect to shares of common stock of Sub including common stock underlying Series A Preferred Stock and Series B Preferred Stock of Sub as of or about August 1, 2005.

b.
Registration Rights Agreement dated November 1, 2005 entered into between Thomas E. Lucas (the “Lucas”) and Sub with respect to 175,000 shares of common stock of Sub issued to Lucas on or about November 1, 2005.

c.
Confirmation and Modification to Registration Rights Agreement dated May 31_, 2007 entered into among Mr. Patrick Dolan,  Mr. James Cortens, Mr. Brian Meyer, Mr. Donald West, Mr. Ray Belisle, Mrs. Lynn Meyer, Mrs. Sharon West, West LTP Trust, and Mr. Thomas E. Lucas for the benefit of the Company, as successor to Sub.

3. Outstanding options and warrants

Options outstanding: 2,487,003
Warrants outstanding: 936,563

4. The Company is not a party to any agreement restricting the voting or transfer of any shares of the capital stock of the Company except as follows: certain holders of stock (“Restricted Parties”) of the Company are subject to certain restrictions on transfer of stock of the Company as provided for in various stock purchase and asset purchase agreements with respect to the Sub’s prior acquisition of assets or stock of the following entities: Novus Imaging Solutions, Inc.; Digica, Inc., and BPO MANAGEMENT SERVICES, LLC a California limited liability company. The Restricted Parties are: Thomas E. Lucas, Kevin J. Smith, Julie Smith, Robert G. Bisci, Michele Bisci, and James Buchanan, The Buchanan Family Trust, and Arlene Buchanan.

Schedule 2.1(d)
VALID ISSUANCE OF SHARES

No disclosure required.

Schedule 2.1(e)
CONFLICTS

Pursuant to the netGuru Distributor Agreement between Web4, a division of netGuru, Inc. (now the Company), and TPT Technologies, Inc. d/b/a CMstat (“CMstat”), the Company must notify CMstat within 24 hours of any change in ownership and the nature of the change, including the name of the new owner. If there is any such change in ownership, CMstat may terminate said agreement by giving the Company written notice.

TPT Technologies is an enterprise content management software company who is also a distributor of BPOMS’ eReview software product in North America. If requested by their client they will package BPOMS’ software with their product and sell to customer. They provide about $40,000 worth of software sales per year for the BPOMS Web4 division. As part of their distributorship arrangement with BPOMS they have the right to terminate this relationship if BPOMS was acquired by a competitor of theirs (e.g., IBM, or EMC).

Schedule 2.1(f)
FINANCIAL STATEMENTS

No disclosure required.

Schedule 2.1(g)
SUBSIDIARIES

Each subsidiary of the Company is wholly-owned by the Company and is listed, together with the jurisdiction of its incorporation or organization, below:

Name	Jurisdiction

ADAPSYS Document Management LP	Ontario
ADAPSYS LP	Ontario
Novus Imaging Solutions, Inc.	Canada
Digica, Inc.	New York
NetGuru Systems, Inc.	New Hampshire
Research Engineers, GmbH	Germany
Research Engineers, Europe Ltd. (inactive)	United Kingdom
Research Engineers International Pte. Ltd. (inactive)	Singapore
R-Cube Technologies, Inc. (inactive)	California
PacSoft Incorporated (inactive)	Washington
NetGuru Consulting, Inc. (inactive)	New Hampshire
Allegria Software, Inc. (inactive)	California
BPOMS/HRO, Inc.	Delaware
Adapsys Transaction Processing Inc.	Canada
Adapsys Document Management Inc.	Canada

See Schedule 2.1(c) above.

Schedule 2.1(h)
MATERIAL ADVERSE CHANGE

No disclosure required.

Schedule 2.1(i)
UNDISCLOSED LIABILITIES

No disclosure required.

Schedule 2.1(j)
UNDISCLOSED EVENTS OR CIRCUMSTANCES

No disclosure required.

Schedule 2.1(k)
INDEBTEDNESS

a. Credit facility from Bank of Nova Scotia, secured by assets of the Company, variable annual interest rate of 7%	$196,280
b. Operating line of credit from Bank of Nova Scotia, secured by assets of the Company, variable annual interest rate of 7.25%	94,042
c. Loan from Business Development Bank of Canada, expiring May 21, 2010, variable annual interest rate of 11.25%	54,924
d. Collateralized loan payable to Chrysler Financial, expiring March 2008, fixed interest rate of 13.9%	7,424

Capital lease obligations	$658,429
Purchase price payable	$1,157,052
Founders Bridge Loans	$1,200,000
Das Family Holdings	$125,000
Total	$3,493,151

Bridge loans in the total aggregate principal sum of $1,200,000 made to the Company by James Cortens, Patrick Dolan and ITO Solutions LLC (wholly owned directly or indirectly by Patrick Dolan). The terms of such loans include: interest rate of 9%; interest only payable monthly with a two year maturity date.

Schedule 2.1(l)
TITLE TO ASSETS

No disclosure required.

Schedule 2.1(m)
ACTIONS PENDING

Morrison et al. v. Skytrack Systems, Inc. et al. (File No. CI 06-01-47005) was filed against BPOMS, ADAPSYS, and Adapsys Transaction Processing, Inc. (formerly Skytrack Systems, Inc.) and certain affiliates of BPOMS on May 12, 2006 in the Court of Queen’s Bench of Manitoba in the City of Winnipeg by a total of 28 former employees of ADAPSYS L.P., a partnership of which ADAPSYS Transaction Processing, Inc. serves as general partner. As of the date of this document the Company has reached settlements with 5 of the original 28 plaintiffs leaving 23 plaintiffs (the “Remaining Plaintiffs”). The Remaining Plaintiffs allege that their employment was terminated in February of 2006 without either reasonable notice or compensation in lieu of reasonable notice, and that the defendants acted unfairly and improperly in effecting the termination. The Remaining Plaintiffs seek unspecified damages for severance payments and lost employment benefits allegedly arising out of the termination.

The Company has filed a statement of defense. On March 8, 2007, the Remaining Plaintiffs filed a Motion for summary judgment and a Motion to strike the statement of defense. The Company is contesting those Motions. In addition, in June 2006, the Company filed a Motion to have BPOMS removed as a defendant in this action on the basis that it was not the employer of the plaintiffs. That Motion was adjourned to enable the parties to negotiate a possible settlement. At the time of this disclosure, no dates have been set for hearings on these Motions.

The Company recorded the estimated liability as part of the allocation of the purchase price of the ADAPSYS entities in August 2005, and reduces the liability as individual prior employees and the Company reach agreement on the amount of termination payment due. To date the Company has paid out approximately $270,000 to its prior employees who were terminated in February 2006, including former employees who were not part of the claim and accepted Company’s original severance offer.

Worldcom International Data Services, Inc. vs NetGuru, Inc. was filed Feb 27, 2007 in Orange County claiming $34,502.10 relating to a data line that NetGuru claims did not work and which the Company (BPOMS) is attempting to settle for approximately $15,000. This $15,000 amount has been accrued on the BPOMS consolidated balance sheet.

Schedule 2.1(n)
COMPLIANCE WITH LAW

No disclosure required.

Schedule 2.1(o)
TAXES

No disclosure required.

Schedule 2.1(p)
FEES

Finders Agreement between George Logan, and BPOMS dated September 15, 2006; and Letter Agreement between BPOMS and C.E. Unterberg, Towbin, LLC dated November 1, 2006.

For initial funding C. E. Unterberg will receive $980,000 cash at closing and 700,000 warrants with an exercise price of $0.60. Additional fees are due if the Purchasers exercise options or additional investment rights.

For initial funding George Logan will receive $280,000 cash at closing and 466,667 warrants with an exercise price of $0.60. No additional fees are due if the Purchasers exercise options or additional investment rights.

Schedule 2.1(q)
DISCLOSURE

No disclosure required.

Schedule 2.1(r)
INTELLECTUAL PROPERTY (IP)

Schedule 2.1(r)(i) - Intellectual Property

IP on Products and Tools owned by BPOMS
1.	eReview Web-based View, Markup and Print applet
2.	eReview Synchronous and Asynchronous Collaboration Server and Services
3.	eReview Viewlets - a combination of Applet, Application, Web Service.
4.	eReview Java Beans for Windows ActiveX controls
5.	eReview Standalone Application that view, annotate and print desktop documents
6.	eReview embedded Desktop/Application Sharing for Windows Operating System.
7.	eReview embedded web casting for online end user training
8.	eReview audio conference over HTTP
9.	WebWorks multi tenant document management for ECM
10.	WebWorks project management for Microsoft Project Files
11.	eReview Collaboration Portal (ECP) a simplified document collaboration platform
12.	ForReview to view, annotate and print tool for both Windows and UNIX operating systems.
13.	ForReview plug-ins for Netscape and IE browsers.
14.	Rendition Server (RS) core engine to convert document from one format to the other format for easy viewing.
15.	RS Interactive Web service to publish the lightweight Document viewable on the Internet, leveraging the SOAP mechanism and remote Conversion process.
16.	UGRemarks to view and annotate UNIGRAFIX files
17.	Online license manager to generate and distribute licenses
18.	eReview print server to implement remote printer access
19.	ADAPScan document scanning and image processing application
20.	ADAPFile web-based document storage and retrieval application
21.	DM Importer custom import tool for OpenText eDocs

IP on Integrations owned by BPOMS
The following integrations to several products and platforms are written and owned by BPOMS. However, each product and platform mentioned below is owned by the respective maker of the software.

1.	View, Annotation, Print and Collaboration integration with EDM, PDM and ECM products. List of supported products are as listed below.
I.	Matrix One PDM web interfaces - CWI, Engineering Central, Product Central, Program Central and other centrals.
II.	Documentum 4.i and 5.i EDM web interfaces - WebTop, Right Site, Intranet.
III.	FileNet ECM web interfaces - Image Services Open Client, Workplace, and Government.
IV.	OpenText Livelink ECM web interfaces - WebTop, DM Extensions.
V.	Xerox DocuShare ECM
VI.	Oracle Content Service - Oracle Files, Oracle CMSDK
VII.	Alfresco CMS web interface
VIII.	Adapfile CMS we interface
IX.	Primavera project document manager web interface
X.	IBM Workplace web interface

2.	Real-time synchronous or asynchronous document centric meeting integration with various third party collaborative solutions. List of supported product are as listed below:
I.	Team Central from Matrix One
II.	Team Collaboration Center from FileNet
III.	Constructware On-line document collaboration.
IV.	eBuild On-Line document collaboration.
V.	LG Engineering On-Line document collaboration.
VI.	Tejari Projects On-Line document collaboration.

3.	Technology Integrations
I.	ME10 file conversion integration for Agilent Technology
II.	Xerox CGM printer driver integration
III.	EMF printer driver enhancement for Sharp Print Manager
IV.	DWF file format viewer integration with BIW-Viewer.
V.	PDF file format viewer integration.
VI.	HPGL and HPGL2 file format viewer integration
VII.	Open Office viewer integration with eReview
VIII.	Outside IN Inso viewer integration with eReview
IX.	Open DWG viewer integration with eReview
X.	Open DGN viewer integration with eReview
XI.	Snowbound raster library integration with eReview and ForReview
XII.	Apache FOP integration to generate PDF reports
XIII.	Lotus Domino Customization and integration
XIV.	Java 3D viewer integration
XV.	ECAD viewer integration

Software Trademarks

I.	ForReview TM
II.	ADAPScan ™

Software Patents (pending)
I.	eReview Synchronous and Asynchronous Document Collaboration - Patent pending

Software Design Models
I.	View, Annotate and Print from both central repository and local hard drive in a collaborative design model
II.	Software API orientation to make the product available for external developers to customize and reprogram the base product.
III.	Web services implemented to enhance API access to product information
IV.	Consolidate distributed printers to provide maximum usage to end user
V.	Collaborative Electronic Document Management and Project Management using ECP and WebWorks

eReview and ForReview Optional Third Party Licenses
1.	Snowbound (Raster)
2.	Stellent/Inso (MS Office formats)
3.	Artifex's Ghostscript (Postscript)
4.	3D Viewer Engine
5.	ME-10 Converter

6.	SolidWorks Converter
7.	Pro-E Converter
8.	Unigraphix Converter

eReview and ForReview Open Source Licenses
1.	Open Design DWG
2.	Open Design DGN
3.	Open Office tool kit
4.	Sun Java
5.	Microsoft MFC Library
6.	Microsoft .net Library
7.	My-SQL Database

ADAPScan Third Party Licenses
1. Kofax ImageControls

Schedule 2.1(r)(ii) - Infringement

No disclosure required.

Schedule 2.1(r)(iii) - Intellectual Property Rights and Licenses

No disclosure required.

Schedule 2.1(r)(iv)- Contents

No disclosure required.

Schedule 2.1(r)(v)-1-Licensing Fees, Royalties and Other Payments

No disclosure required.

Schedule 2.1(r)(v)-2 - Maintenance Fees

No disclosure required.

Schedule 2.1(r)(vi) - Software Rights

Licensed Software Used in BPOMS

1.	Microsoft Windows 2000, XP Professional, 2003 Server, 2000 Server, Windows NT
2.	Microsoft Office XP Professional
3.	Visual Studio 6.0
4.	Visual Studio 2005
5.	MS SQL 97, 2005

6.	Microsoft Project 2000
7.	Microsoft Visio 2000
8.	Visual Age 3.1
9.	RoboHelp
10.	Out Look Express
11.	Quick Book
12.	Great Plains
13.	Ceridian
14.	Citrix
15.	VMWare
16.	Lotus Notes eMail Server

Schedule 2.1(s)
ENVIRONMENTAL COMPLIANCE

No disclosure required.

Schedule 2.1(t)
BOOKS AND RECORDS; INTERNAL ACCOUNTING CONTROLS

No disclosure required.

Schedule 2.1(u)

MATERIAL AGREEMENTS

No disclosure required.

Schedule 2.1(v)

TRANSACTIONS WITH AFFILIATES

1.
On August 18, 2006 BPOMS entered into a Bridge Loan Agreement with Patrick Dolan and James Cortens (“Founders”) which provides in part that the Founders may make bridge loans to BPOMS and which entitles the Founders to receive common stock warrants, as described in such Bridge Loan Agreement.

2.
On August 18, 2006 BPOMS, Brian Meyer, Donald West, Patrick Dolan and James Cortens entered into a Participation Agreement which provides for the right of Brian Meyer and Donald West to receive common stock warrants and Series C Preferred Stock in accordance with the terms of the above-described Bridge Loan Agreement and such other terms as described in such Participation Agreement.

3.
BPOMS’s primary Canadian legal counsel is Don West, a partner at Aird and Berlis, LLP, a law firm located in Toronto Canada. Such firm charged BPOMS approximately $200,000 over the past year. Don West is also a shareholder of BPOMS who together with his wife and trust owns 907,781 shares of Preferred Series B stock, 1,012,091 shares of common stock and 5,435 warrants to purchase common stock.

4.	Employee Agreements, as follows:

(a)	Employment Agreement between BPOMS and Patrick Dolan dated July 29, 2005;

(b)	Employment Agreement between BPOMS and James Cortens dated July 29, 2005;

(c)	Employment Agreement between Digica, Inc. and Kevin J. Smith dated December 30, 2005;

(d)	Employment Agreement between Digica, Inc. and Robert G. Bisci dated December 30, 2005;

(e)	Employment Agreements between BPOMS and Thomas E. Lucas dated November 1, 2005;

(f)	Employment Agreement dated October 2, 2006 between Novus Imaging Solutions, Inc., a Manitoba corporation, and James Buchanan;

(g)	Employment Agreement between BPOMS and Koushik Dutta dated December 15, 2006;

(h)	Employment Agreement between BPOMS and Don Rutherford dated January 26, 2007.

Schedule 2.1(w)
COMPLIANCE WITH SECURITIES LAWS

No disclosure required.

Schedule 2.1(x)
GOVERNMENTAL APPROVALS

No disclosure required.

Schedule 2.1(y)
EMPLOYEES

No disclosure required.

Schedule 2.1(z)
ABSENCE OF CERTAIN DEVELOPMENTS

400,000 stock options were provided to Don Rutherford in connection with his employment agreement on April 16, 2007.

75,000 stock options were provided to Koushik Dutta in connection with his employment agreement on April 16, 2007.

33,012 stock options were provided to Dale Paisley in connection with his Board position with the Company on April 16, 2007.

Capital lease as reflected in the Company’s 3/31/07 10QSB.

$400,000 bridge loan made on January 30, 2007 by ITO Solutions LLC (wholly owned by Patrick Dolan) to the Company. Terms are 9% interest only loan, payable monthly with a two year maturity date.

Schedule 2.1(aa)
INVESTMENT COMPANY ACT STATUS

No disclosure required.

Schedule 2.1(bb)
ERISA

No disclosure required.

Schedule 2.1(cc)
DILUTIVE EFFECT

No disclosure required.

Schedule 2.1(dd)
NO INTEGRATED OFFERING

No disclosure required.

Schedule 2.1(ee)
SARBANES-OXLEY COMPLIANCE

No disclosure required.

Schedule 2.1(ff)
TRANSFER AGENT

American Stock Transfer and Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038

Barry Rosenthal
(718) 921-8381 phone
(718) 765-8718 fax
brosenthal@AMSTOCK.com

Schedule 2.1(gg)
INDEPENDENT NATURE OF PURCHASERS

No disclosure required.

Schedule 2.1(hh)
GENERAL SOLICITATION; PLACEMENT AGENT’S FEES

No disclosure required.

Schedule 2.1(jj)
INSURANCE

No disclosure required.

Schedule 2.1(kk)
FOREIGN CORRUPT PRACTICES

No disclosure required.

Schedule 3.11
USE OF PROCEEDS

Acquisition of a private entity providing data center outsourcing services to clients located throughout the US for the past 10+ years

Acquisition of DocuCom Imaging Solutions Inc.

Acquisition of Human Resource MicroSystems, Inc.

Novus Imaging Solutions, Inc. deferred purchase price

ADAPSYS severance claims

Note payable to Das Family Holdings

Cash payment to C.E. Unterberg, Towbin resulting from investment banking services related to this financing activity

Cash payment to George Logan resulting from Finder’s Fee agreement related to this financing activity

Schedule 3.11
PERMITTED INDEBTEDNESS

A line of credit or other bank debt on commercially reasonable terms not to exceed $7,000,000 that is used solely for the acquisition of a private entity providing data center outsourcing services to clients located throughout the US for the past 10+ years.

Schedule 3.21
LOCK-UP AGREEMENT

Patrick Dolan

Jim Cortens

George Logan

Brian Meyer

Lynne Meyer

Ray Belisle

Don West

Sharon West

West LTP Trust

Tom Lucas

Bob Bisci

Michele Bisci

Kevin Smith

Julie Smith

John Lalli

Harold Hermann

Koushik Dutta

Don Rutherford

Dale Paisley